UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report: November 22, 2006

SAIC, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33072	20-3562868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 8.01.	Other Events.

On November 22, 2006, SAIC, Inc. issued a press release announcing that the Supreme Court of South Africa had issued a unanimous judgment affirming and reinstating a prior international arbitration award in favor of Telcordia Technologies, Inc. (“Telcordia”), a former wholly-owned subsidiary of Science Applications International Corporation (“SAIC”), against Telkom South Africa in a breach of contract dispute. SAIC is a wholly-owned subsidiary of SAIC, Inc. and SAIC retained legal and financial responsibility and control for this matter when Telcordia was sold in 2005

As disclosed in SAIC’s reports on Form 10-K and 10-Q, in September 2002 in an arbitration before the International Chamber of Commerce, the arbitrator ruled that Telkom South Africa had repudiated the contract and dismissed Telkom South Africa’s counterclaims against Telcordia. Telkom South Africa successfully challenged the validity of the arbitration award in the South African trial court and Telcordia appealed that decision to the South African Supreme Court. The South African Supreme Court set aside the trial court decision, thereby reinstating the original arbitration decision, and awarded Telcordia its attorneys fees in the South African trial court and Supreme Court proceedings. The next phase of the arbitration proceeding will be to determine the damages to which Telcordia is entitled. SAIC is entitled to receive the proceeds from any judgment or settlement with Telkom South Africa. A copy of the release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this current report:

Exhibit 99.1	Press Release dated November 22, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SAIC, INC.

Date: November 24, 2006	By	/s/ DOUGLAS E. SCOTT
Douglas E. Scott
	Its:	Senior Vice President General Counsel and Secretary

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